PACIFIC CAPITAL BANCORP

                  1998 AMENDED AND RESTATED RETIREE HEALTH PLAN

                               (Non-Key Employees)


                                December 30, 1998

                  1998 AMENDED AND RESTATED RETIREE HEALTH PLAN
                               (Non-Key Employees)

         THIS 1998 AMENDED AND RESTATED RETIREE HEALTH PLAN is adopted by PACIFIC CAPITAL BANCORP, a California corporation ("Bancorp"), with reference to the following facts:

         RECITALS:

         A. Santa Barbara Bank and Trust, a California corporation ("SBBT"), is a wholly owned subsidiary corporation of Bancorp.

         B. SBBT originally adopted this Plan effective December 29, 1992, in order to provide health and dental insurance to retired employees of SBBT, and later amended this Plan pursuant to (i) that certain First Amendment dated effective January 1, 1996 (the "First Amendment"), and (ii) that certain Second Amendment dated effective January 1, 1997 (the "Second Amendment").

         C. In a merger transaction (the "Merger Transaction") that closed effective December 30, 1998, (i) Pacific Capital Bancorp, a California corporation ("Target"), was merged with and into Bancorp, and (ii) Bancorp changed its name to "Pacific Capital Bancorp," and as a result of that transaction and name change Bancorp now owns all the outstanding capital stock of not only SBBT but also other corporations.

         D. Bancorp desires to adopt this Plan in order to (i) adopt this Plan for the benefit of all eligible employees of Bancorp and all of its wholly owned subsidiary corporations, (ii) incorporate the terms of the First Amendment and the Second Amendment, and (iii) reflect the Merger Transaction.

         PLAN:

         NOW, THEREFORE, the Bancorp, intending to be legally bound, hereby adopts the following Plan.

1.       DEFINITIONS

         For purposes of this Plan, each of the following terms shall have the meaning set forth below:

         1.1 "Affiliate" means each corporation in which Bancorp now or hereafter owns (directly or indirectly through ownership of any subsidiary corporation) all the outstanding capital stock.

         1.2 "Bancorp" means PACIFIC CAPITAL BANCORP, a California corporation formerly known as "SANTA BARBARA BANCORP."

         1.3 "Cause" means (a) any act of personal dishonesty taken by the Participant in connection with his or her responsibilities as an Employee and intended to result in substantial personal enrichment of the Participant, (b) the Participant's conviction of a felony, (c) a willful act by the Participant which constitutes gross misconduct and which is injurious to any of the Retention Companies, or (d) continued substantial violations by the Participant of the Participant's employment duties which are demonstrably willful and deliberate on the Participant's part after there has been delivered to the Participant a written demand for performance which specifically sets forth the factual basis for the Retention Company's belief that the Participant has not substantially performed his or her duties. Notwithstanding the foregoing or anything in this Plan to the contrary:

                    1.3.1 Cause shall not be deemed to exist under clause (c) or
(d) of this Section unless and until (i) there shall have been delivered to the Participant a written notice stating that the Participant was guilty of the conduct described in such clause and specifying the particulars thereof in detail and (ii) the Participant shall have been provided an opportunity to be heard by the Board (with the assistance of the Participant's counsel if the Participant so desires); and

                    1.3.2 No act or omission on the Participant's part shall be considered "willful" or "deliberate" unless the Participant has acted, or failed to act, with an absence of good faith and without a reasonable belief that his or her action or failure to act was in the best interest of the Retention Company.

         1.4      "Change of Control" means:

                    1.4.1  The occurrence of any of the following events:

                           A. An  acquisition  (other  than  directly  from  the
Retention Company) of any voting securities of the Retention Company by any person (as that term is used for purposes of Section 13(d) or Section 14(d) of the Exchange Act), immediately after which such person has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-five percent (35%) or more of the combined voting power of the Retention Company's then outstanding voting securities; provided that in determining whether a Change of Control has occurred, voting securities which are acquired in a Non-Control Acquisition shall not constitute an acquisition which would cause a Change of Control;

                           B. A  cumulative  change  in the  composition  of the
Board of Directors of the Retention Company occurring during any two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors; provided that no individual shall be considered an Incumbent Director if such individual initially assumed office as a result of either an actual or threatened Election Contest (as described in Rule 14a-11 promulgated under the Exchange Act) (an "Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Retention Company (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                           C.  Approval  by the  shareholders  of the  Retention
Company of:

                                    (1)    A    merger,     consolidation     or
reorganization   involving   the   Retention   Company,   unless  such   merger,
consolidation or reorganization is or would be a Non-Control Transaction;

                                    (2) A complete liquidation or dissolution of
the Retention Company, unless, as evidenced by resolution of the Board of Directors of the Retention Company, (a) such liquidation or dissolution is effected primarily for the purpose of consolidating the business and assets of the liquidating or dissolving Retention Company with those of one or more other Retention Companies and (b) the principal business of the liquidating or dissolving Retention Company is continued by the surviving Retention Company immediately after such liquidation or dissolution; or

                                    (3) An  agreement  for  the  sale  or  other
disposition of all or substantially all of the assets of the Retention Company to any person other than one or more other Retention Companies or one or more Subsidiaries of a Retention Company.

                    1.4.2 If any of the events described in Section 1.4.1, above, occur:

                           A. With respect to Bancorp or SBBT,  then a Change of
Control shall be deemed to have occurred with respect to all of the Retention Companies; or

                           B. Only with respect to FNBCC or  Mortgage,  a Change
of Control shall be deemed to have occurred only with respect to FNBCC or Mortgage as appropriate.

                    1.4.3 Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any person (the "Subject Person") acquired beneficial ownership of more than the permitted amount of the then outstanding voting securities of the Retention Company as a result of the acquisition of voting securities by the Retention Company which, by reducing the number of voting securities then outstanding, increases the proportional number of voting securities beneficially owned by the Subject Person; provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Retention Company, and, after such acquisition by the Retention Company, the Subject Person becomes the beneficial owner of any additional voting securities of such Retention Company which increases the percentage of the then outstanding voting securities beneficially owned by the Subject Person, then a Change of Control shall occur.

         1.5 "Code" means the Internal Revenue Code of 1986, as amended.

         1.6 "Coverage" means, in each Plan Year, coverage under a Group Health Insurance Plan.

         1.7 "Covered Key Employee" means each person who (a) has been a "key employee," as that term is defined for purposes of Code Section 419A(d)(3), during any plan year under any plan previously maintained by Bancorp to provide health insurance coverage to retired employees, (b) had terminated employment with Bancorp prior to adoption of this Plan on December 29, 1992, and (c) as of that date satisfied the eligibility requirements set forth in Section 2.1.1A, below.

         1.8 "Dependent" means, with respect to each Eligible Retiree, each person other than a Spouse who meets the definition of a "dependent" with respect to the Eligible Retiree under a Group Health Insurance Plan.

         1.9 "Effective Date" means December 30, 1998.

         1.10 "Eligible Retiree" means each Former Employee (other than a person who, in the current Plan Year or any preceding Plan Year, is or has been a Key Employee) who satisfies the eligibility criteria set forth in Section 2.1.1, below.

         1.11 "Employee" means each person who is a common law employee of Bancorp or any Affiliate of Bancorp.

         1.12 "Employer" means Bancorp and each Affiliate of Bancorp.

         1.13 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.14 "FNBCC" means First National Bank of Central California, a national banking organization and wholly owned subsidiary of Bancorp, one of the branches of which operates under the name "South Valley National Bank," as well as each entity acquired by or merged with or into First National Bank of Central California.

         1.15 "Former Employee" means each person who previously has been an Employee but who, as of the time the determination of the person's employment status is being made, no longer is an Employee as a result of an event or circumstance other than the death of such person.

         1.16 "Group Health Insurance Plan" means, in each Plan Year, each group medical insurance plan and each group dental insurance plan under which Bancorp offers medical or dental insurance coverage to Employees in such Plan Year.

         1.17 "Hour of Service" means each hour for which an Employee (a) is directly or indirectly compensated or entitled to compensation from the Employer for the performance of duties during the applicable computation period; (b) is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the initial employment relationship has terminated) for reasons other than the performance of duties (e.g., such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period; or (c) is awarded back pay or for which the Employer agrees to pay back pay without regard to mitigation of damages.

                    1.17.1 Period To Which Credited. All hours shall be credited to the Employee for the computation period to which the award or agreement concerning back pay pertains rather than to the computation period in which the award, agreement, or payment is made. The same Hours of Service shall not be credited under (a) or (b), as the case may be, and under (c), above.

                    1.17.2 Limitations on Crediting. Notwithstanding any provision of this Plan to the contrary, (a) no more than 501 Hours of Service shall be credited to an Employee on an account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (b) an hour for which an Employee is directly or indirectly paid or entitled to payment, on account of a period during which no duties are performed, is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance, laws; and (c) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

                    1.17.3 Regulations. The definition of "Hours of Service" shall be determined in accordance with the definition of that term set forth in Department of Labor Regulations '2530.200b-2(b)&(c), the terms of which are incorporated herein by this reference.

         1.18 "Incumbent Directors" for any Retention Company means Directors of the Retention Company who either (a) are Directors of the Retention Company as of the Effective Date, or (b) are elected, or nominated for election, to the Board of the Retention Company by the affirmative vote of at least a majority of the Incumbent Directors at the time of such election or nomination; provided that, for purposes of clause (b) of this Section, an individual whose election or nomination is effected in connection with an actual or threatened Proxy Contest relating to the election of Directors to the Retention Company shall not be considered an Incumbent Director.

         1.19 "Key Employee" means each Employee other than an Excluded Key Employee who, at any time during any Plan Year under this Plan or any plan year under any plan previously maintained by the Employer to provide health insurance coverage to retired employees, meets the requirements of either Sections 1.16.1, 1.16.2, 1.16.3, or 1.16.4, below:

                    1.19.1 Is an officer of the Employer having annual compensation greater than fifty percent (50.0%) of the limit on the amount of benefits payable under a defined benefit plan, as set forth in Code Section 415(b)(1)(A). For purposes of this Section 1.16.1, the term "officer" shall mean only those persons who have officer-type titles and exercise administrative executive authority, and the persons who qualify as "officers" under such definition shall be determined by the board of directors of the Employer or its designee;

                    1.19.2 Is one of the ten (10)  employees of the Employer who
(a) has annual  compensation  from the  Employer in an amount  greater  than the limitation on the maximum contributions which can be made to defined contribution plans under Code Section 415(c)(1)(A), and (b) owns (or by reason of the constructive ownership rules of Code Section 318) is deemed to own the largest portions of the outstanding shares of the Employer's common capital stock;

                    1.19.3 Employee of the Corporation who owns more than five percent (5.0%) of the outstanding capital stock of the Employer or capital stock possessing more than five percent (5.0%) of the total combined voting power of all capital stock of the Employer; or

                    1.19.4 Employee of the Corporation who both (a) owns more than one percent (1.0%) of the outstanding capital stock of the Employer, or owns capital stock of the Employer possessing more than one percent (1.0%) of the total combined voting power of all outstanding shares of the Employer's capital stock, and (b) receives from the Employer compensation of more than One Hundred Fifty Thousand Dollars ($150,000) per year.

         1.20 "Merger Transaction" means that certain merger transaction in which Target merged with and into Bancorp effective as of December 30, 1998.

         1.21 "Non-Control Acquisition" means an acquisition of any voting securities of a Retention Company by (a) an employee benefit plan (or a trust forming a part thereof) maintained by Bancorp, (b) Bancorp or any of its Subsidiaries, or (c) any person in connection with a Non-Control Transaction.

         1.22 "Non-Control Transaction"  means:

                    1.22.1 A merger, consolidation or reorganization of a Retention Company in which:

                           A.  The   shareholders  of  the  Retention   Company,
immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately after such merger, consolidation or reorganization, in substantially the same proportion as their ownership of the voting securities of the Retention Company immediately before such merger, consolidation or reorganization, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of (i) the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") or (ii) the immediate parent corporation of the Surviving Corporation; and

                           B. The  individuals  who were Incumbent  Directors of
the Retention Company at the time of the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds (2/3) of the members of the board of directors of (i) the Surviving Corporation or (ii) a corporation beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Corporation; and

                           C.  No  person  other  than  (i)  another   Retention
Company, (ii) any employee benefit plan (or any trust forming a part thereof) maintained by any Retention Company or the Surviving Corporation or any subsidiary of a Retention Company or the Surviving Corporation, or (iii) any person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of thirty-five percent (35%) or more of the then outstanding voting securities of the effected Retention Company, has beneficial ownership of thirty-five percent (35%) or more of the combined voting power of the Surviving Corporation's voting securities outstanding immediately after such merger, consolidation or reorganization.

                    1.22.2 A merger, consolidation or reorganization involving only Retention Companies shall be considered a "Non-Control Transaction" regardless of the composition of the Board of Directors of the Retention Companies immediately following such transaction.

                    1.22.3 A sale or transfer of all or substantially all of the assets of a Retention Company to one or more other Retention Companies shall be considered a "Non-Control Transaction" regardless of whether such sale or transfer is as a result of liquidation of the Retention Company or otherwise.

         1.23 "Non-Key Employee" means each (a) Covered Key Employee, and (b) each other Employee who is not a Key Employee.

         1.24 "Participant" means each person who satisfies the eligibility criteria set forth in Sections 2.1.1, 2.1.2, or 2.1.3, below.

         1.25 "Plan" means this Pacific Capital Bancorp 1998 Amended and Restated Retiree Health Plan, as amended from time to time.

         1.26 "Plan Administrator" means Bancorp, or such other person or committee as Bancorp may appoint or retain from time-to-time to supervise the administration of this Plan.

         1.27 "Plan Year" means (a) the period that commenced with the original effective date of this Plan on December 29, 1992, and ended September 30, 1993, and (b) thereafter, each twelve-month period commencing on October 1 and ending on September 30 in the next subsequent calendar year.

         1.28  "Post-Retirement   Contribution"  means,  with  respect  to  each
Participant, the amount determined under Section 3.2, below, which shall be paid under this Plan toward the cost of Coverage for such Participant.

         1.29  "Pre-Retirement Contribution" means, with respect to:

                    1.29.1 Grandfathered Current Retiree and Spouse. Each Eligible Retiree who satisfies the eligibility requirements set forth in Section 2.1.1A, below, and such Retiree's Spouse, subject to Section 3.2.2, below, the amount which Bancorp was contributing toward the cost of Coverage for each such Participant immediately prior to the original effective date of this Plan on December 29, 1992; and

                    1.29.2 Other Eligible Retiree and Spouse. Each other Eligible Retiree and such retiree's Spouse, the amount, determined as of the calendar month in which the Eligible Retiree becomes a Former Employee, the Employer is obligated to contribute (under its Group Health Insurance Plan for Employees) in each month toward the cost of Coverage for such Former Employee and Spouse.

         1.30 "Restricted Period" shall mean the period which:

                    1.30.1 Commencement. Commences on the date on which (a) Bancorp executes with another Person a written agreement (the "Reorganization Agreement") to acquire all or substantially all the assets of Bancorp, or to merge, consolidate, combine, or otherwise reorganize Bancorp with any one or more other Persons (as such term is defined for purposes of Section 13(d) or 14 of the Securities Exchange Act of 1934) in any transaction in which the Reorganization Agreement contemplates that those Persons who are shareholders of Bancorp as of the date such Reorganization Agreement is executed will own less than sixty-five percent (65%) of the combined voting power of all common stock and other voting securities of the surviving entity immediately after the effective date of such merger, consolidation, combination, or other reorganization; or (b) any Person other than Bancorp announces that such Person intends to conduct a tender offer to acquire more than thirty-five percent (35%) of the outstanding common stock and other voting securities of Bancorp; and

                    1.30.2 Expiration. Expires on the last day of the period of twenty-four (24) consecutive calendar months commencing on the date of any Change of Control.

         1.31 "Retention Company" means individually any of, and "Retention Companies" means collectively all of, Bancorp, SBBT, FNBCC and Mortgage. When used in reference to an Employee or Participant, "Retention Company" means whichever of Bancorp, SBBT, FNBCC and Mortgage employs the Employee or Participant.

         1.32 "SBBT" means SANTA BARBARA BANK & TRUST, a California corporation, which is a wholly owned subsidiary of Bancorp.

         1.33 "Service" means service as a common law employee of any Employer; provided that, for purposes of this Plan, the term "Service" shall not include
(a) any service prior to January 1, 1999, with either Target or any subsidiary corporation, all of whose outstanding capital stock was owned by Target, (b) any service with any Target company acquired by or merged with or into Bancorp or any Affiliate prior to the effective date of such acquisition or merger only if such employee is entitled to credit for such service under Section 1.32.5, below, or (c) any Service prior to the occurrence of a Break in Service (as defined in Section 1.32.3, below).

         1.34  "Spouse"  means each person who  satisfies  the  requirements  of
Section 2.1.2, below.

         1.35 "Supplemental Coverage" shall mean, for each Participant who becomes eligible to receive Medicare coverage, individual or group health insurance coverage (a) which provides coverage supplementing that available under Medicare, and (b) which, when considered together with Medicare coverage available to the Participant, provides to the Participant health insurance coverage substantially equal to the

Coverage the Participant was receiving under this Plan immediately prior to the date on which the Participant became eligible for Medicare.

         1.36  "Target"  shall  mean  PACIFIC  CAPITAL  BANCORP,   a  California
corporation, which merged with and into Bancorp in the Merger Transaction effective December 30, 1998.

         1.37 "VEBA" means the PACIFIC CAPITAL BANCORP VOLUNTARY EMPLOYEES' BENEFICIARY ASSOCIATION, which has been adopted by Bancorp concurrently with Bancorp's adoption of this Plan, as amended from time to time.

         1.38 "Year of Service" means each computation period of twelve consecutive months during which an Employee has one thousand (1,000) Hours of Service.

                    1.38.1 Initial Computation Period. Each Employee's initial computation period shall be the twelve-month period beginning on the date on which the Employee first performs any Hour of Service.

                    1.38.2 Subsequent Computation Period. The computation period shall shift to the Plan Year beginning with the first day of the Plan Year that includes the first annual anniversary of the date on which the Employee first performs an Hour of Service. An Employee who is credited with one thousand (1,000) Hours of Service in both the initial computation period and the Plan Year which includes such anniversary date shall be credited with two (2) Years of Service as of the last day of such Plan Year.

                    1.38.3 Service Prior to Break in Service. For purposes of this Plan, Service prior to a Break in Service shall not be taken into account in determining the Years of Service of an Employee or former Employee with the Employer. For purposes of this Plan, a "Break in Service" shall occur with respect to any Employee or former Employee if (a) the employment of the Employee with the Employer is terminated for any reason, and (b) the Employee thereafter is not re-employed with any Employer during the period of one (1) year following the effective date of such termination of employment.

                    1.38.4 Reemployed Employee. If an Employee terminates employment with the Employer and subsequently becomes an Employee, then upon reemployment (a) the computation period initially shall be the twelve-month period commencing with the day on which the Employee first performs an Hour of Service upon reemployment, (b) the computation period shall shift to the Plan Year beginning with the first day of the Plan Year that includes the first annual anniversary of the date on which the Employee resumed employment, and (c) any such Employee who is credited with one thousand (1,000) Hours of Service in both the initial computation period and the Plan Year which includes such anniversary shall be credited with two (2) Years of Service as of the last day of such Plan Year.

                    1.38.5 Prior Service Credit. There shall be recognized as "Years of Service" under this Plan (a) all Years of Service by the Employee with Community Bank of Santa Ynez Valley; and (b) all Years of Service by the Employee with any entity acquired by Bancorp or any Affiliate (as defined below) if the terms and conditions of such acquisition expressly require that such prior Years of Service be credited as such under this Plan. For purposes of this
Section 1.25.4, an entity shall be deemed to be "acquired by Bancorp or any Affiliate" if (i) that entity is merged into Bancorp or any Affiliate, or (ii) Bancorp or any Affiliate purchases or otherwise acquires at least eighty percent (80% of the outstanding voting equity interests in such entity, or (iii) Bancorp or any Affiliate acquires substantially all the assets of such entity. Notwithstanding the foregoing, in accordance with the definition of "Service" in
Section  1.26,  above,  no credit shall be
provided under this Plan for service prior to January 1, 1999, as an employee of Target or any wholly owned subsidiary of Target.

2.       PARTICIPATION

         2.1 Eligibility Criteria. Each person who satisfies the criteria set forth in Sections 2.1.1, 2.1.2, or 2.1.3, below, shall be eligible to participate in this Plan.

                    2.1.1 Eligible Retirees. A person shall be deemed to satisfy the requirements of this Section 2.1.1 if that person (a) is a Former Employee who at all times while employed by Bancorp or its Affiliates was a Non-Key Employee, and (b) satisfies the requirements of Paragraph A, B, or C below.

                           A. Grandfathered  Current Retiree. A person satisfies
the requirements of this Paragraph A if, as of the date this Plan originally was adopted by SBBT on December 29, 1992, such person (i) was a Former Employee, and
(2) was eligible for coverage under the terms of the retiree health plan being sponsored by SBBT immediately prior to the adoption of this Plan.

                           B.  Grandfathered  Future Retiree. A person satisfies
the requirements of this Paragraph B if (i) the person became a Former Employee during the period between the date on which this Plan originally was adopted by SBBT on December 29, 1992, and October 1, 1993, and (ii) as of the date such person becomes a Former Employee, (x) such person has completed at least eight
(8) Years of Service, (y) such person has attained at least the age of fifty-five (55), and (z) the sum of the number of the person's Years of Service plus the person's age is equal to at least seventy-five (75).

                           C. Other  Retirees.  Subject to the last  sentence of
this Paragraph C, a person satisfies the requirements of this Paragraph A only if all of the following requirements are satisfied as of the effective date as of which that person terminates employment with the Employer (i) that person has completed at least eight (8) Years of Service, (ii) that person has attained at least the age of fifty-five (55), and (iii) the sum of the number of the person's Years of Service plus the person's age is equal to at least seventy-five (75). In determining whether a person has satisfied the requirements of this Paragraph C, such person (for all purposes under this Paragraph C) shall be credited with five (5) Years of Service in addition to such person's actual Years of Service, and shall be deemed to be five (5) years older than such person's actual chronological age, if during the Restricted Period the Employer terminates (or delivers to Employee notice of the termination of) Employee's employment with the Employer other than for Cause.

                    2.1.2 Spouses of Eligible Retirees. A person shall be deemed to be a Spouse satisfying the requirements of this Section 2.1.2 if either:

                           A. That  person is married to an  Employee  as of the
date such Employee becomes an Eligible Retiree (provided, if such person is treated as the Spouse of the Eligible Retiree as of the date of the Eligible Retiree's death, then such person thereafter will be deemed to continue to be a Spouse after the date of the Eligible Retiree's death, without regard to whether such Spouse subsequently remarries); or

                           B. That  person was  married to an Employee as of the
date of that Employee's death, and such Employee died at a point in time at which such Employee would have been an Eligible Retiree (as defined in Section 1.7, above) if that Employee had terminated employment with the Employer on the day prior to the day on which such Employee died (provided, a person who is treated as a Spouse under this Paragraph B will be deemed to continue to be a Spouse without regard to whether such Spouse subsequently remarries).

                    2.1.3 Dependents of Eligible Retirees. A person shall be deemed to satisfy the requirements of this Section 2.1.3 if either:

                           A. That person is a Dependent; or

                           B. All of the  following  requirements  are satisfied
with respect to such person: (1) such person was treated as a dependent (under a Group Health Insurance Plan) of a deceased Employee as of the date of that Employee's death; (2) the deceased Employee would have been treated as an Eligible Retiree if that Employee had terminated employment with the Employer on the day prior to the date of the Employee's death; and (3) such person, in the event the deceased Employee had become an Eligible Retiree as of such day preceding the date on which the Employee died, would have been treated as a Dependent of such Eligible Retiree.

3.       BENEFITS AND COMPANY CONTRIBUTION

         3.1 Purchase of Coverage. In each Plan Year, each Participant shall be eligible to purchase Coverage.

                    3.1.1 Mandatory Participant Contribution. If the cost of Coverage for a Participant exceeds the amount of the Post-Retirement Contribution which the Participant is entitled to receive pursuant to Section 3.2, below, then such Participant shall be eligible to purchase Coverage only if that Participant pays such excess amount at the time and in the manner required by the Plan Administrator.

                    3.1.2 Dependents. A Participant who is a Dependent shall be eligible to purchase Coverage only under those Group Health Insurance Plans under which such person qualifies as a "dependent."

         3.2 Post-Retirement Contribution. Subject to Sections 3.3, 3.4 and 3.10, below, the amount of the Post-Retirement Contribution for each Participant shall be determined under this Section 3.2. In no event shall the amount of the Post-Retirement Contribution with respect to any Participant exceed the actual cost of Coverage for such Participant.

                    3.2.1 Eligible Retirees. The Post-Retirement Contribution for each Eligible Retiree shall be determined under this Section 3.2.1.

                           A.     Grandfathered     Current    Retirees.     The
Post-Retirement Contribution for each Eligible Retiree who satisfies the eligibility criteria set forth in Section 2.1.1A, above, shall be:

                                    (1)  During the  period  beginning  with the
Effective Date of this Plan and ending September 30, 1993, an amount equal to one hundred percent (100%) of the Pre-Retirement Contribution for such Eligible Retiree; and

                                    (2) Beginning  October 1, 1993,  such amount
as the Employer determined prior to October 1, 1993; provided, in no event shall such amount be less than one hundred percent (100%) of the cost of Coverage (as of October 1, 1992) for the Eligible Retiree under that Group Health Insurance Plan which (a) was being sponsored by SBBT as of the original effective date of this Plan, and (b) under which the cost of Coverage for the Eligible Retiree would be the lowest of that for all Group Health Insurance Plans being sponsored by SBBT as of such date.

                           B. Grandfathered Future Retirees. The Post-Retirement
Contribution for each Eligible Retiree who satisfies the eligibility criteria set forth in Section 2.1.1B, above, shall be an amount equal to one hundred percent (100%) of the Eligible Retiree's Pre-Retirement Contribution.

                           C. Other Retirees.  The Post-Retirement  Contribution
for each Eligible  Retiree who satisfies the  eligibility  criteria set forth in
Section 2.1.1C, above, shall be an amount determined by multiplying (a) the Pre-Retirement Contribution for such Eligible Retiree, as determined under
Section 1.20.2, above, times (b) the percentage determined under the table set forth below in this Section 3.2.1. For purposes of interpreting the following table, the term "Retirement" shall mean the date on which the Eligible Retiree becomes a Former Employee.

                                     EMPLOYEE'S                  PERCENTAGE OF
      EMPLOYEE'S AGE       COMPLETED YEARS OF SERVICE AT          CONTRIBUTION
      AT RETIREMENT                  RETIREMENT                 MADE BY EMPLOYER
      --------------                 ----------                 ----------------
          55-59                          20+                          80%

          55-59                         16-19                         60%

          60-64                          20+                          100%

          60-64                         16-19                         80%

          60-64                         11-15                         60%

          65-69                          16+                          100%

          65-69                         12-15                         80%

          65-69                         8-11                          60%

           70+                           12+                          100%

           70+                          8-11                          80%

                    3.2.2 Spouses of Eligible Retirees. The Post-Retirement Contribution for the Spouse of each Eligible Retiree shall be determined under this Section 3.2.2.

                           A. Spouse of Grandfathered Current Retirees.

                                    (1) During  the  lifetime  of each  Eligible
Retiree who satisfies the criteria set forth in Section 2.1.1A, above, the Post-Retirement Contribution for the Spouse of such Eligible Retiree shall be
(a) during the period beginning with the Effective Date of this Plan and ending September 30, 1993, an amount equal to one hundred percent (100%) of the Pre-Retirement Contribution for such Spouse, as determined under Section 1.20.2, above; and (b) beginning October 1, 1993, such amount as the Employer determines prior to October 1, 1993; provided, in no event shall such amount be less than one hundred percent (100%) of the cost of Coverage (as of October 1, 1992) for the Spouse under that Group Health Insurance Plan which (i) was being sponsored by SBBT of the original effective date on which this Plan was adopted by SBBT, and (ii) under which the cost of Coverage for the Spouse would be the lowest of that for all Group Health Insurance Plans being sponsored by SBBT as of such date.

                                    (2)  After   the  death  of  such   Eligible
Retiree, the Post-Retirement Contribution for the surviving Spouse shall be one hundred percent (100%) of the lesser of (1) the actual cost of Coverage for the Spouse, or (2) the amount of the Post-Retirement Contribution for the Eligible Retiree immediately prior to the date of the Eligible Retiree's death.

                           B0 Spouse of Grandfathered  Future  Retirees.  During
the lifetime of each  Eligible  Retiree who  satisfies the criteria set forth in
Section 2.1.1B, above, the Post-Retirement Contribution for the Spouse of such Eligible Retiree shall be equal to one hundred percent (100%) of the Spouse's Pre-Retirement Contribution. After the death of the Eligible Retiree, the Post-Retirement Contribution for the surviving Spouse shall be one hundred percent (100%) of the lesser of (1) the actual cost of Coverage for the Spouse, or (2) the amount of the Post-Retirement Contribution for the Eligible Retiree as of the date of the Eligible Retiree's death.

                           C0 Spouse of Other  Retirees.  During the lifetime of
each  Eligible  Retiree who  satisfies  the  eligibility  criteria  set forth in
Section 2.1.1C, above, the Post-Retirement Contribution for such Eligible Retiree's Spouse shall be the same percentage of such Spouse's Pre-Retirement Contribution as the percentage which such Eligible Retiree is entitled to receive under Section 3.2.1C, above.

                                    (1)  After   the  death  of  such   Eligible
Retiree, the Post-Retirement Contribution for the surviving Spouse shall be the applicable percentage of the lesser of (a) the actual cost of Coverage for the surviving Spouse, or (b) the amount of the Post-Retirement Contribution for the Eligible Retiree immediately prior to the date of the Eligible Retiree's death.

                                    (2) For  purposes of this  Paragraph  C, the
term "applicable percentage" shall mean the lesser of (a) the percentage of the Spouse's Post-Retirement Contribution which the Spouse was entitled to receive immediately prior to the date of the Eligible Retiree's death, or (b) the percentage determined under the following table:

              AGE OF SURVIVING                  PERCENTAGE OF COST
          SPOUSE A RETIREE'S DEATH               PAID BY EMPLOYER
          ------------------------               ----------------

                  65 & over                            100%
                   60 - 64                              80%
                   55 - 59                              60%
                   50 - 54                              40%
                   46 - 49                              20%
                  45 & under                            -0-

                    3.2.3 Dependents. An Eligible Retiree's Dependents shall not be entitled to receive any Post-Retirement Contribution under this Plan. In order for a Dependent to receive Coverage under this Plan, the entire cost of Coverage for such Dependent must be paid, at the time and in the manner that the Plan Administrator shall require, by someone other than the Employer or the VEBA.

         3.3 Effect of Spouse's Death. Notwithstanding any other provision of this Plan to the contrary, (a) the death of the Spouse of an Eligible Retiree shall not affect the amount of the Post-Retirement Contribution for the Eligible Retiree, and (b) after the date of the Spouse's death, the surviving Eligible Retiree shall not be entitled to receive any portion of the Post-Retirement Contribution which the deceased Spouse had been entitled to receive prior to death.

         3.4 Effect of Eligibility for Medicare. If a Participant becomes eligible for health insurance coverage under Medicare, then effective on the first date as of which the Participant is eligible for that coverage, the amount of the Post-Retirement Contribution for the Participant under Section 3.2, above, shall not exceed the cost of Supplemental Coverage (as defined in Section 1.2.2, above) for the Participant under a Group Health Insurance Plan then sponsored by the Employer.

         3.5 Deemed Spouses and Dependents. Each person who is eligible to participate in the Plan as a Spouse under Section 2.1.2(b), above, or as a Dependent under Section 2.1.3B, above, by virtue of the death of an Employee, shall be entitled to receive the same Coverage and Post-Retirement Contribution (if any) under this Plan which such person would have been entitled to receive under Section 3.2, above, if the decedent had terminated employment with the Employer on the day prior to the date of the decedent's death.

         3.6 Increases in Post-Retirement Contribution. Bancorp may increase from time-to-time, in its sole discretion, the amount of the Post-Retirement Contribution payable under this Plan. In no event, however, shall the amount of any such Post-Retirement Contribution in any Plan Year exceed by more than five percent (5%) the amount of such Post-Retirement Contribution payable in the immediately preceding Plan Year.

         3.7 Funding of Post-Retirement Contribution. The amount of each Post-Retirement Contribution payable under this Plan:

                    3.7.1 Source. Shall be paid (a) first, from the VEBA, to the extent of the assets thereof, and (b) thereafter, from the general assets of Bancorp.

                    3.7.2 Advance or Reimbursement. May be paid either directly to the insurance company providing the Group Health Insurance Plan, or as a reimbursement to the Participant for such, or in such other manner as is administratively convenient to Bancorp and the VEBA.

         3.8 Key Employees. No Key Employee shall be entitled to receive Coverage or other benefits under this Plan or the VEBA.

                    3.8.1 Determination of Status. The determination of whether an Employee is a Key Employee shall be made in each Plan Year.

                    3.8.2 Effect of Status. If a person who is a Non-Key Employee becomes a Key Employee, then effective at the time of that change in status, such person no longer shall be entitled to receive Coverage or any other benefits under this Plan or the VEBA at any time.

                    3.8.3 Bancorp Contribution. Bancorp shall not contribute to the VEBA in any Plan Year any amount attributable to funding the cost of Coverage for any Key Employee.

         3.9 Application for Participation and Contribution. In order to be eligible to purchase Coverage and receive any applicable Post-Retirement Contribution under this Plan, each Participant shall submit an application to Bancorp or the VEBA at such time, and in such manner, as the Plan Administrator shall announce, from time-to-time, in advance of the deadline for submitting such applications.

         3.10 Purpose and Maximum Benefit.  This Plan is not intended to be, and
shall  not  operate  as,  a  plan  of   deferred   compensation.   Consequently,
notwithstanding any other provision of this Plan to the contrary:

                    3.10.1 No Deferred Compensation. A Participant who is entitled to receive a Post-Retirement Contribution under Section 3.2, above, shall be entitled to receive such Post-Retirement Contribution only if the Participant timely elects to purchase Coverage under this Plan; and

                    3.10.2 Limit. No Participant shall be entitled to receive under this Plan any amount which exceeds lesser of (a) the Post-Retirement Contribution payable for such Participant pursuant to Section 3.2, above, or (b) the actual cost of Coverage for such Participant.

4.       ADMINISTRATION

         4.1 Duties of Plan Administrator. The Plan Administrator shall administer the Plan in accordance with its terms for the exclusive benefit of Participants and in a manner which satisfies the nondiscrimination requirements imposed upon voluntary employees' beneficiary associations by Section 505 of the Code.

         4.2 Powers of Plan Administrator. The Plan Administrator shall have full power and authority to administer and carry into effect the terms and conditions of this Plan, subject to applicable requirements of law. Such power shall include, but not be limited to, the power:

                    4.2.1 Rules and Regulations. To make and enforce such reasonable rules and regulations as the Plan Administrator deems necessary or proper for the efficient administration of the Plan, including the establishment of any claims procedures that may be required by applicable provisions of law;

                    4.2.2 Interpretation. To interpret in good faith the terms and conditions of this Plan;

                    4.2.3 Resolution. To resolve all questions concerning the Plan and the eligibility of any Former Employee to participate in the same; and

                    4.2.4 Agents. To appoint and retain such agents, counsel, accountants, consultants, and other persons as may be necessary or appropriate to assist in the administration of the Plan.

         4.3 Records. The Plan Administrator shall establish and maintain such records as are necessary or appropriate to the efficient administration of the Plan. Each Participant, upon reasonable advance notice to the Plan Administrator, shall be entitled to inspect such of those records as pertain to that Participant.

         4.4 Appeals Procedure. If a claim for Coverage or a contribution from Bancorp is partially or fully denied by the Plan Administrator, then the Participant may request a review of that decision by submitting to the Plan Administrator, not later than sixty (60) days after receiving notice of the Plan Administrator's decision, a written request for review of the decision. Within sixty (60) days after receiving such request, Bancorp shall review the request, hold such hearings as Bancorp, in its sole discretion, deems appropriate, and advise the Participant, in writing, of its decision. If the decision on review is not provided within such sixty-day period, then the application for appeal shall be deemed to be denied.

         4.5 Filing. The Plan Administrator shall timely file all forms required to be filed with respect to the Plan pursuant to the Code, ERISA, and all counterpart provisions of California law.

         4.6 Indemnification. Bancorp shall indemnify, defend, and hold the Plan Administrator free and harmless from and against any and all liabilities, damages, costs and expenses, including reasonable attorneys' fees, occasioned by any actions which the Plan Administrator takes, or fails to take, reasonably and in good faith, in connection with the administration of the Plan.

5.       PRIOR PLANS; AMENDMENT AND TERMINATION

         5.1 Prior Plans. This Plan supersedes the terms of any plan or policy previously sponsored, maintained, or announced by Bancorp to provide health or dental benefits to Former Employees of Bancorp.

         5.2 Amendment and Termination. Bancorp shall have sole and absolute discretion to amend or modify this Plan in any regard, and to terminate this Plan altogether, at any time; provided, notwithstanding the foregoing or any other provision of this Plan, during any Restricted Period Bancorp may not (a) revoke the Plan, or (b) modify the provisions of Paragraph B of Section 2.1.1 of the Plan, or (c) otherwise modify or amend the Plan in any manner (whether directly or indirectly such as by amending any other employee benefit arrangement that benefits any person who is affected by the provisions of Paragraph B of Section 2.1.1, above) that has the effect of eliminating or reducing the protections afforded by Paragraph B of Section 2.1.1 hereof.

6.       MISCELLANEOUS

         6.1 No Employment Rights. Neither the adoption and maintenance of this Plan, nor any express or implicit provision of this Plan, shall be deemed:

                    6.1.1  Contract.   To  constitute  a  contract  between  any
Employer and any other person, or to be a consideration for or an inducement or condition of, the employment of any person;

                    6.1.2 Right. To give any person the right to be retained in the employ of Bancorp or any Affiliate;

                    6.1.3 Discharge. To interfere with the right of any Employer to discharge any Employee (including any Participant) at any time; or

                    6.1.4 Continuing Employment. To give any Employer the right to require an Employee to remain in the employ of such Employer, or to interfere with an Employee's right to terminate his employment at any time.

         6.2 Enforceability; Exclusive Benefit. Subject to the provisions of Sections 5 and 6.1, above, Bancorp:

                    6.2.1  Legally  Enforceable.   Represents  that  the  rights
created in this Plan in favor of Participants are intended to be legally enforceable; and

                    6.2.2 Exclusive Benefit. Agrees to administer or cause this Plan to be administered for the exclusive benefit of Participants.

         6.3 Interpretation. As used in this Plan, the masculine, feminine, and neuter gender and the singular and plural numbers each shall be deemed to include the other whenever the context indicates or requires. The captions to various sections of this Plan are included in this Plan solely for convenience of reference, and shall not affect in any way the meaning or interpretation of this Plan.

         6.4 Governing Law. This Plan shall be construed, administered, and enforced in accordance with the Code, ERISA, and the laws of the State of California.

         6.5 Binding Effect. This Plan shall be binding upon all successors and assigns of Bancorp.

         IN WITNESS WHEREOF, Bancorp has caused this Plan to be adopted, effective on the Effective Date as set forth above.




                                      PACIFIC CAPITAL BANCORP, a California
                                      corporation

---------------------------------     By
             Date                       ---------------------------------------
                                          Jay D. Smith, Senior Vice President